UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 18, 2025

Magnolia Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	333-281796	99-2913448
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2900 Clearview Parkway, Metairie, Louisiana		70006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(504) 455-2444

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item	5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)
Effective September 18, 2025, Anita C. Cambre voluntarily resigned her positions as the Vice President, Chief Financial Officer and Secretary of Magnolia Bancorp, Inc. (the “Company”) and its wholly owned subsidiary Mutual Savings and Loan Association (the “Association”). Ms. Cambre had previously expressed a desire in September 2024 to relinquish her position as Chief Financial Officer of the Company and the Association, and she thankfully agreed to continue to serve as the Chief Financial Officer on a part-time basis until her successor could be hired and trained. In addition, the employment agreement among the Company, the Association and Ms. Cambre was voluntarily terminated by the parties, with no further compensation payable thereunder. Ms. Cambre will continue to serve as a director of both the Company and the Association. A copy of the Resignation of Positions and Termination of Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

(c)
Following the resignation of Ms. Cambre as the Vice President, Chief Financial Officer and Secretary, both the Company and the Association appointed Donice Wagner as their Executive Vice President, Chief Financial Officer and Secretary. Ms. Wagner, a certified public accountant and a Chartered Global Management Accountant, age 59, joined the Company and the Association on June 2, 2025 to assist in aligning internal controls and financial reporting with the Company’s objectives and goals. Ms. Wagner previously served as the Senior Vice President and Chief Financial Officer of Liberty Bank and Trust (“Liberty Bank”) in New Orleans, Louisiana from 2021 through February 2025. Liberty Bank had $1.1 billion in total assets at June 30, 2025. From March 2025 through May 2025 and from 2006 to 2021, Ms. Wagner was an independent consultant in Metairie, Louisiana and provided consulting services to banking clients.

There were no arrangements or understandings with Ms. Wagner pursuant to which she was selected as an officer, and Ms. Wagner is not related to any director or executive officer of the Company or the Association. Neither the Company nor the Association had any transactions with Ms. Wagner since the beginning of the Company’s last fiscal year that trigger disclosure obligations.

Item	5.07	Submission of Matters to a Vote of Security Holders

	(a)	An Annual Meeting of Shareholders (the “Annual Meeting”) of the Company was held on September 18, 2025.
	(b)
There were 833,750 shares of common stock of the Company eligible to be voted at the Annual Meeting and 708,897 shares represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting and the votes for each proposal were as follows:

1.	Election of directors for a three-year term:

	For	Withheld	Broker Non-votes
Michael L. Hurley	573,131	25,100	110,666
Jason L. Manson	573,131	25,100	110,666

2.	To adopt the Company’s 2025 Stock Option Plan:

For	Against	Abstain	Broker Non-votes
488,957	25,900	83,374	110,666

3.	To adopt the Company’s 2025 Recognition Retention Plan and Trust Agreement:

For	Against	Abstain	Broker Non-votes
488,957	25,900	83,374	110,666

4.	To ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

For	Against	Abstain
681,333	27,564	0

5.	To adopt a non-binding resolution to approve the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-votes
475,857	25,900	96,474	110,666

6.	Advisory vote on the frequency of the non-binding resolution to approve the compensation of the Company’s named executive officers:

Every 3 Years	Every 2 Years	Every Year	Abstain	Broker Non-votes
287,119	6,250	193,389	111,473	110,666

At the Annual Meeting, the shareholders of the Company elected each of the nominees as director, adopted the 2025 Stock Option Plan, adopted the 2025 Recognition and Retention Plan and Trust Agreement, approved the proposal to appoint the Company’s independent registered public accounting firm, approved the non-binding resolution to approve the compensation of the Company’s named executive officers, and approved an advisory vote that the frequency of voting on a non-binding resolution to approve compensation of the Company’s named executive officers be every three years.

Item	9.01	Financial Statements and Exhibits

	(d)	Exhibits

Exhibit No.	Description
10.1 104	Resignation of Positions and Termination of Employment Agreement for Anita C. Cambre, effective September 18, 2025 Cover Page Interactive Data (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNOLIA BANCORP, INC.

Date: September 18, 2025	By:	/s/ Michael L. Hurley
Michael L. Hurley
President and Chief Executive Officer

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